Exhibit 10.13

June 15, 2018

Joseph Ventures Allium LLC

c/o Michael P. Ross

300 Central Park West, Apt. 15-C2

New York, NY 10024-1593

Re:           Side Letter

Reference is made to that certain Subscription Agreement (the “Subscription Agreement”) between Inhibikase Therapeutics, Inc. (the “Company”) and Joseph Ventures Allium LLC (the “Subscriber”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

The Company is entering into this letter agreement (this “Letter Agreement”) with Subscriber in connection with the transaction contemplated by the Subscription Agreement. Accordingly, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows.

Notwithstanding anything to the contrary set forth in the Subscription Agreement:

1.                  In the event that the Company issues and sells (the “Sale”) Common Stock, or securities convertible into Common Stock, to one or more institutional, venture capital, or private investors, or employees, consultants or affiliates (the “Investors”) for cash at a price per share of Common Stock (using the conversion price in the event of securities convertible into Common Stock) less than that paid by Subscriber in a transaction intended to be exempt from registration under the Securities Act, on or before the date of the initial public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act (the “IPO”), Subscriber will have the right but not the obligation to participate (the “Right of Participation”) in the Sale by purchasing Common Stock at the same price as the Investors paid for the Common Stock, or, in the event of securities convertible into Common Stock, then under the same terms as such convertible instrument is offered to other investors in that offering, and in an amount equal to the aggregate purchase price paid by the Subscriber pursuant to the Subscription Agreement divided by the price per share of the Company’s Common Stock, or in the event of securities convertible into Common Stock, the conversion price, in the Sale. The Company shall provide the Subscriber with notice of any such Right of Participation and Subscriber shall accept or decline such Right of Participation by notice to the Company within 15 business days of Subscriber receiving notice from the Company of the existence of such Right of Participation. The Company shall provide the Subscriber, via e-mail, with all information made available to other investors in the Private Placement.

confidential

2.                  In the event that prior to, or concurrently with, the IPO the Company issues (except to employees, consultants or advisors) Common Stock, or securities convertible into Common Stock, to Investors not affiliates of the Company (within the meaning of the Securities Act) in one or more transactions on or before the date of the initial public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act (the “IPO”) (each, a “Stock Placement”) and with a price per share of the Company’s Common Stock (or conversion price in the event of securities convertible into Common Stock) of less than $4.19 (the “Placement Price”), Subscriber shall receive as additional consideration pursuant to the Subscription Agreement warrants (the “Stock Placement Warrants”) to purchase the Company’s Common Stock in an amount equal to the aggregate purchase price paid by the Subscriber pursuant to the Subscription Agreement divided by the Placement Price of the Stock Placement prior to the IPO having the lowest price per share. The exercise price of such Stock Placement Warrants shall be 80% of the price per share of Common Stock in such Stock Placement. In the event that the IPO occurs after, and not before, March 31, 2019, Subscriber shall receive as additional consideration pursuant to the Subscription Agreement warrants (the “Late IPO Warrants”) to purchase the Company’s Common Stock in an amount equal to one-half the number of common shares of the Company’s Common Stock originally purchased by the Subscriber pursuant to the Subscription Agreement and with an exercise price equal to the IPO Price. Both the Stock Placement Warrants and Late IPO Warrants (together, the “Warrants”) shall be exercisable at their holder’s sole discretion for a period of 10 years pursuant to their terms. Warrants shall be governed by the form of Warrant attached as Exhibit A hereto.

3.                  The Subscription Agreement, together with the other documents and exhibits referred to therein, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. In all events, the terms and provisions of this Letter Agreement shall be enforceable notwithstanding any conflicting term or provision set forth in any other agreements (including the Subscription Agreement), governing documents (such as a certificate of incorporation or bylaws) or other documents or instruments (each of the foregoing referenced herein as the “Other Documents”) entered into by the Company or otherwise approved or adopted by the Company, regardless of whether such Other Document was executed, adopted or approved simultaneously with or after this Letter Agreement. If any Other Documents (including, without limitation, the Company’s certificate of incorporation or bylaws), currently or at any future time, impose any restrictions to the foregoing rights, the Company shall amend such Other Documents or take such other appropriate action as shall be necessary so that such restrictions do not apply. In the event of any conflict between any term or provision of this Letter Agreement and any term or provision set forth in any Other Document, such term or provision of this Letter Agreement shall prevail over such term or provision set forth in the Other Documents. Any notifications to the Subscriber pursuant to this Letter Agreement shall also be delivered via e-mail in duplicate to each of: mross@JoCapLLC.com and also to: mikepross@gmail.com.

confidential

4.                  In the event that the Subscriber shall lose his investment instrument (such as a stock certificate or the Warrants), the Company shall arrange for its replacement promptly upon the execution by the Subscriber of a standard affidavit of loss with fees to any service providers, payable by the Subscriber, not to exceed the lesser of such service provider fees or $1,000.

5.                  Section 6 of the Subscription Agreement is incorporated into this Letter Agreement by reference.

(signature page follows)

confidential

IN WITNESS WHEREOF, the parties acknowledge and agree that they have read this Letter Agreement, understand its contents, and have freely and voluntarily entered into it as of the first date set forth above.

INHIBIKASE THERAPEUTICS, INC.

By:	/s/ Milton Werner
	Name:	Milton Werner, Ph.D.
	Title:	President & CEO

(signatures continue on following page)

confidential

Accepted and Agreed as of the date first set forth above

Joseph Ventures Allium LLC

By:	/s/ Michael P. Ross
	Name:	Michael P. Ross
	Title:	Authorized Signatory
Sole Member of Joseph Ventures I LLC, which in turn is Sole Member of Joseph Ventures Allium LLC confidential